DC1DOCS:0058400.01
             SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549
                          ________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):
           September 22, 1997 (September 8, 1997)


              ADVANCED GAMING TECHNOLOGY, INC.

     (Exact Name of Registrant as Specified in Charter)

        2482-650 West Georgia Street, P.O. Box 11610
         Vancouver, British Columbia, Canada V6B 4N9

          (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
      of Incorporation)        File Number)   Identification
No.)

     Registrant's telephone number, including area code:
                       (604) 689-8841



    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation
S.

     Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions, except a finder's fee of 12% was paid to Select Capital Advisors, Inc. in connection with the sale of certain convertible debentures. The registrant did not publicly offer any securities.

     (a) As of September 8, 1997, 1,964,365 shares were issued to Karella Giselle Pty Ltd. upon conversion of a $312,500 convertible debenture.

     (b) As of September 8, 1997, 166,667 shares were issued to Ephraim Saghi upon partial conversion of $25,000 of a $125,000 convertible debenture.

     (c) As of September 8, 1997, 1,160,088 shares were issued to Silenus Limited upon partial conversion of $100,000 of a $375,000 convertible debenture.

     (d) As of September 8, 1997, 227,273 shares were issued to each of 482047 B.C. Ltd., Milan Ilich and Noble Larsen upon conversion of its/his $50,000 promissory note.

     (e) As of September 9, 1997, 333,333 shares were issued to Y.L. Hirsch upon partial conversion of $50,000 of a $300,000 convertible debenture.

     (f) As of September 12, 1997, 1,498,636 shares were issued to Canadian Advantage Limited Partnership upon partial conversion of $225,000 of a $250,000 convertible debenture.

     (g) As of September 12, 1997, 113,636 shares were issued to John Smith upon conversion of a $25,000 convertible promissory note.

     (h) As of September 19, 166,667 shares were issued to Canadian Advantage Limited Partnership upon partial conversion of $25,000 of a $250,000 convertible debenture.

     (i) As of September 19, 1997, 1,250,000 shares were issued in the name of Bank Insinger de Beaufort for Lathbury Investments Ltd. pursuant to a certain $250,000 financing arrangement; 750,000 of such shares were pledged as security and 500,000 of such shares were in payment of a fee.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADVANCED GAMING TECHNOLOGY, INC.


                    By:  /s/Robert C. Silzer, Jr.

Dated: September 22,1997 Robert C. Silzer, Jr.
                         Executive Vice President

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